                                                                    EXHIBIT 99.2

REPORT OF INDEPENDENT ACCOUNTANTS


To the Partners of
Kelly Broadcasting Co.


In our opinion, the accompanying balance sheets and the related statements of income, of partners' equity and of cash flows present fairly, in all material respects, the financial position of Kelly Broadcasting Co. (a limited partnership) at December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Partnership's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.


PRICEWATERHOUSECOOPERS LLP

Sacramento, California
January 28, 1998

KELLY BROADCASTING CO. (A LIMITED PARTNERSHIP)

BALANCE SHEETS

----------------------------------------------------------------------------------------------------------

                                                                                            June 30,
                                                                December 31,                  1998
                                                           1996             1997           (unaudited)

                       Assets
Current assets:
   Cash and equivalents                               $    8,273,620   $    2,453,516    $     1,725,916
   Investments                                             3,509,610          100,000            100,000
   Receivables, less allowance for doubtful
   accounts of $770,000                                    9,904,871       11,211,826         11,454,704
   Other receivables                                         443,462          483,882            771,216
   Current portion of film contract rights                 3,976,602        6,116,867          4,608,620
   Prepaid expenses and other assets                         951,578          463,446            641,934
                                                      ---------------  ---------------   ----------------
     Total current assets                                 27,059,743       20,829,537         19,302,390

Film contract rights, less current portion                 1,106,277        3,383,454          2,975,645
Property, equipment and improvements, net                 10,921,253       10,562,737          9,364,546
Intangible assets                                          1,860,675        1,860,675          1,860,675
Investments                                                1,501,990                -                  -
Other assets                                                 925,250          925,250            925,250
                                                      ---------------  ---------------   ----------------

     Total assets                                     $   43,375,188   $   37,561,653    $    34,428,506
                                                      ===============  ===============   ================

          Liabilities and Partners' Equity

Current liabilities:
   Accounts payable                                   $    1,366,597   $      959,440    $     1,013,753
   Accrued liabilities                                     1,830,722        1,674,097            907,926
   Accrued compensation                                      980,712        1,545,801            759,167
   Film contract obligations due within one year           4,014,630        4,474,016          3,828,048
   Current portion of long-term debt                         500,000                -                  -
                                                      ---------------  ---------------   ----------------
     Total current liabilities                             8,692,661        8,653,354          6,508,894

Refundable deposit                                           107,108          107,824            107,824
Film contract obligations due after one year                 437,349        3,681,032          3,616,831
Long-term debt, less current portion                       1,500,000                -                  -
                                                      ---------------  ---------------   ----------------
                                                          10,737,118       12,442,210         10,233,549
Commitments and contingencies  (Notes 5 & 7)

Partners' equity                                          32,638,070       25,119,443         24,194,957
                                                      ---------------  ---------------   ----------------


     Total liabilities and partners' equity           $   43,375,188   $   37,561,653    $    34,428,506
                                                      ===============  ===============   ================

  The accompanying notes are an integral part of these financial statements.

KELLY BROADCASTING CO. (A LIMITED PARTNERSHIP)

STATEMENTS OF INCOME

-----------------------------------------------------------------------------------------------------
                                            Year ended                       Six months ended
                                            December 31,                         June 30,
                                 1995          1996          1997          1997           1998
                                                                               (unaudited)
Revenues:
   Broadcasting, net          $53,075,389   $59,892,815   $64,093,444   $31,623,774    $34,825,020
   Production and other         1,036,794     1,136,543     1,217,888       630,565        985,303
   Interest income                282,000       536,419       400,623       227,458         76,634
                              -----------------------------------------------------------------------
     Total revenues            54,394,183    61,565,777    65,711,955    32,481,797     35,886,957
                              -----------------------------------------------------------------------

Costs and expenses:
   Programming                 21,337,452    21,452,753    20,819,674     9,644,896     11,955,639
   Technical                    3,042,786     2,964,301     3,485,418     1,562,114      1,653,824
   Selling and promotion        7,993,112     8,035,022     8,846,233     4,108,432      3,502,269
   General and administrative   6,197,519     6,083,398     6,184,750     2,920,197      3,009,858
   Depreciation                 1,989,337     2,951,030     2,899,809     1,223,125      1,309,030
   Interest                       327,649       227,346       259,107        91,600         14,688
                              -----------------------------------------------------------------------
     Total costs and expenses  40,887,855    41,713,850    41,954,991    19,550,364     21,445,308
                              -----------------------------------------------------------------------

Net income                    $13,506,328   $19,851,927   $23,216,964   $12,931,433    $14,441,649
                              =======================================================================

  The accompanying notes are an integral part of these financial statements.

KELLY BROADCASTING CO. (A LIMITED PARTNERSHIP)

STATEMENTS OF PARTNERS' EQUITY
PAGE 1 OF 4

----------------------------------------------------------------------------------------------------------------------------

                                                General Partners
                                             and Limited Partners             Limited Partners

                                           Robert E.        Jon S.        Christopher      Gregory
                                             Kelly          Kelly            Kelly          Kelly         Total

Balance at December 31, 1994               $ 8,681,176    $10,612,537      $ 1,437,605    $ 5,506,177  $26,237,495

Contributions                                  344,920        345,390                -              -      690,310

Net income                                   4,515,917      5,767,645          540,720      2,682,046   13,506,328

Withdrawals                                 (2,808,905)    (3,091,561)        (422,042)    (1,652,546)  (7,975,054)
                                           ------------------------------------------------------------------------

Balance at December 31, 1995               $10,733,108    $13,634,011      $ 1,556,283    $ 6,535,677  $32,459,079
                                          =========================================================================

Ownership interest at December 31, 1995:

   General partnership interest                    1.0%           1.0%               -              -            2%
   Limited partnership interest                 32.885%        41.885%           3.715%        19.515%          98%
                                          -------------------------------------------------------------------------

Total ownership interest                        33.885%        42.885%           3.715%        19.515%         100%
                                          =========================================================================


                            The accompanying notes are an integral part of these financial statements.

                                       4

KELLY BROADCASTING CO. (A LIMITED PARTNERSHIP)

STATEMENTS OF PARTNERS' EQUITY
PAGE 2 OF 4

----------------------------------------------------------------------------------------------------------------------------
                                                  General Partners
                                                and Limited Partners               Limited Partners

                                               Robert E.        Jon S.         Christopher       Gregory
                                                Kelly           Kelly             Kelly           Kelly           Total

Balance at December 31, 1995                $  10,733,108   $  13,634,011     $   1,556,283   $   6,535,677   $  32,459,079

Contributions                                     437,761       1,635,896                 -         162,531       2,236,188

Net income                                      6,742,565       8,401,858           753,746       3,953,758      19,851,927

Unrealized gain on securities available
for sale                                              648             821                71             373           1,913

Withdrawals                                    (6,042,864)    (11,957,973)       (1,036,397)     (2,873,803)    (21,911,037)
                                            --------------  --------------    --------------  --------------  --------------

Balance at December 31, 1996
                                            $  11,871,218   $  11,714,613     $   1,273,703   $   7,778,536   $  32,638,070
                                            ==============  ==============    ==============  ==============  ==============


Ownership interest at December 31, 1996:

   General partnership interest                      1.0%            1.0%                 -               -              2%
   Limited partnership interest                   32.885%         41.885%            3.715%         19.515%             98%
                                            --------------  --------------    --------------  --------------  --------------

Total ownership interest                          33.885%         42.885%            3.715%         19.515%            100%
                                            ==============  ==============    ==============  ==============  ==============



                            The accompanying notes are an integral part of these financial statements.

                                       5


KELLY BROADCASTING CO. (A LIMITED PARTNERSHIP)

STATEMENTS OF PARTNERS' EQUITY
PAGE 3 OF 4

----------------------------------------------------------------------------------------------------------------------------

                                         General Partners                             Limited Partners
                                       and Limited Partners

                                Robert E.     Jon S.     JS Kelly     Christopher   Gregory     GG Kelly    Robert E.
                                  Kelly       Kelly         LLC         Kelly        Kelly        LLC         Kelly       Total


Balance at December 31, 1996  $ 11,871,218 $11,714,613  $         -  $ 1,273,703  $ 7,778,536  $        -   $        - $32,638,070

   Transfer of ownership       (10,352,201) (6,692,799)  13,616,289   (1,267,059)  (6,313,902)  9,531,400    1,478,272           -

   Contributions                   515,737     611,344        5,703        7,284            -           -       43,871   1,183,939

   Net income                    6,304,274   7,856,330    2,972,073      692,405    3,719,753   1,433,321      238,808  23,216,964


   Unrealized loss on securities
    available for sale                (650)       (821)                      (71)        (373)                              (1,915)

   Interest on excess cash
   distributions                                              4,268                                (4,447)         179           -

   Withdrawals                 (8,338,378)  (13,488,667) (1,822,823)    (706,262)  (5,184,014) (2,205,771)    (171,700)(31,917,615)
                               ------------ ----------- ------------  ----------- ------------ ----------- ------------------------


Balance at December 31, 1997   $        -   $         - $14,775,510   $        -  $         -  $8,754,503  $ 1,589,430 $25,119,443
                               ============ =========== ============  =========== ============ =========== ========================

Ownership interest at December 31, 1997:

   General partnership interest                             0.2000%                                     -            -      0.200%
   Limited partnership interest                            64.8613%                              29.9387%         5.0%     99.800%
                                                        ------------                           ----------- ------------------------

Total ownership interest                                   65.0613%                              29.9387%         5.0%    100.000%
                                                        ============                           =========== ========================



                            The accompanying notes are an integral part of these financial statements.

                                       6


KELLY BROADCASTING CO. (A LIMITED PARTNERSHIP)

STATEMENTS OF PARTNERS' EQUITY
PAGE 4 OF 4

----------------------------------------------------------------------------------------------------------------------------

                                                General Partner       Limited Partners
                                              and Limited Partner

                                                  JS Kelly         GG Kelly     Robert E.
                                                    LLC               LLC         Kelly         Total

Balance at December 31, 1997                    $ 14,775,510      $ 8,754,503   $1,589,430   $25,119,443

Net income (unaudited)                             9,395,926        4,323,641      722,082    14,441,649

Interest on excess cash distributions
 (unaudited)                                          (3,850)           1,523        2,327             -

Withdrawals (unaudited)                          (11,006,540)      (4,109,595)    (250,000)  (15,366,135)
                                                -------------     ------------  -----------  ------------

Balance at June 30, 1998 (unaudited)            $ 13,161,046      $ 8,970,072   $2,063,839   $24,194,957
                                                =============     ============  ===========  ============

Ownership interest at June 30, 1998 (unaudited):

   General partnership interest                       0.2000%               -            -         0.200%
   Limited partnership interest                      64.8613%         29.9387%         5.0%       99.800%
                                                -------------     ------------  -----------  ------------

Total ownership interest                             65.0613%         29.9387%         5.0%      100.000%
                                                =============     ============  ===========  ============



                            The accompanying notes are an integral part of these financial statements.

                                       7


KELLY BROADCASTING CO. (A LIMITED PARTNERSHIP)

STATEMENTS OF CASH FLOWS

                                                                                                          Six Months ended
                                                              Year ended December 31,                          June 30,
                                                   1995                1996             1997             1997            1998
                                                                                                              (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                     $ 13,506,328        $ 19,851,927     $ 23,216,964       $12,931,433    $ 14,441,649
 Adjustments to reconcile net income to
     net cash provided by operating activities:
  Depreciation                                     1,989,337           2,951,030        2,899,809         1,223,125       1,309,030
  Amortization of film contract rights             7,238,984           6,433,065        5,164,567         2,566,663       4,184,116
  Loss on sale of property, equipment
   and improvements                                  (51,200)             37,316          296,301            (9,466)         (4,969)
   Donation of equity securities                     387,488                   -                -                 -               -
   Changes in assets and liabilities:
    Trade and other receivables                   (1,219,254)            839,799       (1,347,375)       (2,478,529)       (530,212)
    Prepaid expenses and other assets                (57,231)           (425,695)         488,132          (340,186)       (178,488)
    Accounts payable and accrued liabilities        (867,558)          1,754,626         (563,066)       (1,948,392)       (711,858)
    Accrued compensation                             266,008            (442,002)         565,089           293,555        (786,634)
    Film contract rights                          (2,376,478)         (4,517,068)      (9,582,009)       (1,118,705)     (2,268,060)
    Film contract obligations                     (2,478,825)            (75,102)       3,703,069        (1,351,469)       (710,169)
                                                -------------       -------------    -------------      -------------  -------------
     Net cash provided by operating activities    16,337,599          26,407,896       24,841,481         9,768,029      14,744,405
                                                -------------       -------------    -------------      -------------  -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisitions of property, equipment
     and improvements                             (5,079,715)         (2,293,226)      (2,877,685)       (1,582,165)       (119,271)
    Dispositions of property, equipment
     and improvements                                240,165              72,689           40,091            44,402          13,401
    Purchase of investments                                -         (10,421,600)     (18,919,560)       (8,998,308)              -
     Sales of investments                                  -           5,417,063       23,829,245         8,905,053               -
                                                -------------       -------------    -------------      -------------  -------------
    Net cash provided by (used in)
    investing activities                          (4,839,550)         (7,225,074)       2,072,091        (1,631,018)       (105,870)
                                                -------------       -------------    -------------      -------------  -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Partners' contributions                          690,310           2,236,188        1,183,939           765,963               -
    Partners' withdrawals                         (7,975,054)        (21,911,037)     (31,917,615)      (12,580,880)    (15,366,135)
    Principal payments on long-term debt          (1,000,000)           (500,000)      (2,000,000)                -               -
                                                -------------       -------------    -------------      -------------  -------------
    Net cash used in financing activities         (8,284,744)        (20,174,849)     (32,733,676)      (11,814,917)    (15,366,135)

Net decrease in cash and cash equivalents          3,213,305            (992,027)      (5,820,104)       (3,677,906)       (727,600)
Cash and cash equivalents, beginning of year       6,052,342           9,265,647        8,273,620         8,273,620       2,453,516
                                                -------------       -------------    -------------      -------------  -------------

Cash and cash equivalents, end of year          $  9,265,647        $  8,273,620     $  2,453,516       $ 4,595,714    $  1,725,916
                                                -------------       -------------    -------------      -------------  -------------

Supplemental schedule of cash flow information:
 Interest paid                                  $    327,649        $    227,346     $    259,107       $    91,600    $     14,688
                                                -------------       -------------    -------------      -------------  -------------

  The accompanying notes are an integral part of these financial statements.

KELLY BROADCASTING CO. (A LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1. ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   DESCRIPTION OF BUSINESS

   Kelly Broadcasting Co. (the Partnership) owns and operates television station KCRA (an NBC affiliate) and programs television station KQCA (a United Paramount Network (UPN) affiliate) (see Note 4). In January, 1998 KQCA became a Warner Brothers (WB) affiliate. Both stations are located in the greater Sacramento area of California.

   In October 1997, the Partnership agreement was amended and a Partner withdrew as General Partner and sold the majority of his partnership interests to two related Limited Liability Companies (LLC Partners). Also, a Limited Partner sold his entire partnership interest to one of the related LLC's. In addition, a General Partner and a Limited Partner assigned their partnership interests to the two related LLC's.

   The LLC Partners entered into a debt agreement with several banks to finance the purchase of partnership interests as described above. Borrowings under the debt agreement totaled $255 million at December 31, 1997. Substantially all of the Partnerships' assets collateralize the borrowings, which are recorded as an obligation on the LLC's financial statements. See Note 7 for further discussion of the borrowings.

   FINANCIAL STATEMENT PRESENTATION

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   PARTNERS' EQUITY

   The amended Partnership agreement allows for income allocations and cash distributions to be made to the LLC Partners on a non-pro rata basis. To the extent cash distributions exceed or are less than the Partner's pro rata share, interest is charged or credited to the Partner's capital account. The loan covenants for the LLC borrowings described above restrict Partner withdrawals to primarily tax and debt service payments.

   Before the amendment to the Partnership agreement, each Partner was to maintain a minimum level of capital with income allocated based upon ownership percentages. Interest was charged or credited to the capital accounts based upon the level of capital maintained.

   CASH AND CASH EQUIVALENTS

   Cash and cash equivalents include demand deposits and deposits in money market funds which invest in California municipal securities and Treasury securities with average maturities of three months or less.

   PROPERTY AND EQUIPMENT

   Property and equipment is recorded at cost. Depreciation is computed principally by declining-balance methods over the estimated useful lives of the assets, which range from 3 to 39 years.

KELLY BROADCASTING CO. (A LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

   INVESTMENTS

   Investments for which the Partnership has the positive intent and ability to hold to maturity are classified as "held to maturity" and are carried at cost, adjusted for unamortized premiums or discounts. The remainder of the Partnership's investments may not necessarily be held to maturity and accordingly have been classified as "available for sale." These investments are reported at fair value and unrealized holding gains and losses are netted and reported as a separate component of Partners' equity in the Statement of Partners' Equity. Realized gains and losses on sales of investments are determined using the specific identification method and are recognized in current operations.

   FINANCIAL INSTRUMENTS

   The LLC Partners entered into interest rate swaps to manage exposure to fluctuations in interest rates under its variable rate debt agreement. The interest rate differential on interest rate swap contracts used to hedge the underlying debt obligation is reflected as an adjustment to interest expense over the life of the swaps.

   REVENUES

   Broadcasting revenues are principally from national and local advertisers and the NBC and UPN networks. Revenue is recognized as the advertisements or network programming are broadcast, net of any agency commissions.

   FILM CONTRACT RIGHTS AND OBLIGATIONS

   Film contract rights and the related obligations are recorded at contract prices when the program is available for its first showing. The costs of exhibition rights are charged to income over the life of the agreement, generally 1 to 5 years or the usage and estimated revenue of the films.

   INTANGIBLE ASSETS

   Intangible assets consist principally of network affiliation. Such assets were acquired prior to November 1970 and are not being amortized because, in management's opinion, there has been no diminution in their value.

   ADVERTISING
   Advertising costs, including radio and cable television, are expensed as incurred.

   INCOME TAXES

   No provision has been made in the accompanying financial statements for the partners' income tax liabilities arising from income of the Partnership. Income tax payments for the partners are generally made by the Partnership and are charged to the partners as withdrawals.

   UNAUDITED INTERIM FINANCIAL DATA

   The interim financial data for the six months ended June 30, 1997 and 1998 is unaudited; however, in the opinion of management, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

KELLY BROADCASTING CO. (A LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

2. INVESTMENTS

   Investments classified as "held-to-maturity" totaled $1,045,180 and $100,000 at December 31, 1996 and 1997, respectively. Such investments were comprised of municipal and agency debt securities with maturities less than 90 days.

   Investments classified as "available for sale" totaled $3,966,420 at December 31, 1996. Such investments were comprised of municipal and agency debt securities with maturities ranging from 1997 to 1998. There were no investments classified as "available for sale" at December 31, 1997.

3. BALANCE SHEET COMPONENTS

   Property, equipment and improvements consist of the following:



                                                                          December 31,
                                                                      1996            1997
       Land                                                       $   375,630     $   375,630
       Buildings and improvements                                  11,280,204      11,381,047
       Towers                                                       3,612,776       3,610,559
       Antenna and transmitter equipment                            2,262,427       2,581,906
       Technical equipment                                         18,226,873      15,633,841
       Transportation equipment                                     2,965,840       3,152,712
       Office furniture and equipment                               5,184,800       4,893,541
       Earth station                                                  310,307         310,227
       Construction in progress                                       224,320         157,723
                                                                  --------------  --------------
                                                                   44,443,177      42,097,186

       Less accumulated depreciation                              (33,521,924)    (31,534,449)
                                                                  --------------  --------------
                                                                  $10,921,253     $10,562,737
                                                                  ==============  ==============

   Accrued liabilities consists of the
    following:
                                                                          December 31,
                                                                      1996            1997

       Accrued legal expense                                      $    20,719     $   619,347
       Accrued commissions payable                                    349,526         218,413
       Accrued donation to related party                            1,054,000               -
       Other                                                          406,477         836,337
                                                                  --------------  --------------

                                                                  $ 1,830,722     $ 1,674,097
                                                                  ==============  ==============



KELLY BROADCASTING CO. (A LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4. TIME BROKERAGE AND OPTION AGREEMENTS

   The Partnership has entered into a Time Brokerage Agreement with Channel 58, Inc., the broadcast license holder of KQCA-TV, which provides for the payment of a fee to Channel 58, Inc. in exchange for the right to program the station and retain the related broadcasting revenues. See Note 7 for future minimum payments under this agreement.

   As part of the Time Brokerage Agreement, the Partnership paid $500,000 to Channel 58, Inc. for the option to purchase the station in the event the Federal Communications Commission modifies its rules which currently prohibits a broadcaster from owning two broadcast licenses in the same market. Upon exercise of the option, the Partnership would be required to make an additional payment of approximately $325,000 and assume Channel 58, Inc.'s existing debt totaling $1,156,000 at December 31, 1997. The option expires at the end of the term of the Time Brokerage Agreement which is December 31, 2004, assuming a five year renewal option will be exercised.

   Under the terms of an equipment put option, the Partnership has also agreed to purchase Channel 58, Inc.'s equipment at fair market value, in the event Channel 58, Inc. defaults under its loan agreement and the lender is unable to sell the equipment to a third party.

5. FILM CONTRACT OBLIGATIONS AND COMMITMENTS

   Obligations at December 31, 1997, for recorded film contracts and for contracts which have not been recorded because they relate to future programming, are due as follows:

                                                                                    Future
         Year ending                                              Recorded          Period
         December 31,                                            Obligations      Commitments
           1998                                                 $   4,474,016   $   2,260,230
           1999                                                     1,850,593       4,753,201
           2000                                                     1,564,264       4,827,568
           2001                                                       266,175       3,414,429
           2002                                                             -         850,913
           Thereafter                                                       -               -
                                                                --------------  --------------

                                                                $   8,155,048   $  16,106,341
                                                                ==============  ==============


   Management has estimated the fair value of the recorded film contract obligations at approximately $7,540,000 as of December 31, 1997 based on future cash flows discounted at the Partnership's current borrowing rate.

6. LONG-TERM DEBT

   During 1997, the Partnership repaid all borrowings outstanding under a note agreement with an insurance company. These borrowings totaled $2 million at December 31, 1996. In addition, the Partnership was a co-borrower with KTC on a note agreement totaling $1.5 million at December 31, 1996, which was recorded as an obligation on KTC's financial statements. This note was also paid in 1997 by KTC.

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

KELLY BROADCASTING CO. (A LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

7. COMMITMENTS AND CONTINGENCIES

   GUARANTEED DEBT

   The Partnership has guaranteed the bank debt of the two LLC Partners, which totaled $255 million at December 31, 1997. The debt was incurred to finance the Partner transactions discussed at Note 1.

   The debt agreement is composed of a working capital revolving credit facility and a reducing revolving credit facility. This credit agreement expires in 2005. Maximum borrowings under the working capital revolving credit facility are $10 million, for which no borrowings were outstanding at December 31, 1997. Borrowings under the working capital revolving credit facility are subject to an annual 30 day principal reduction period, during which borrowings may not exceed $5 million. The maximum loan balance under the reducing revolving credit facility is $260 million, which reduces to $120 million by 2005. Principal reductions are required as follows:


   1998                                                   $    5,000,000
   1999                                                       15,000,000
   2000                                                       17,500,000
   2001                                                       15,000,000
   2002                                                       17,500,000
   2003                                                       17,500,000
   2004                                                       22,500,000
   2005                                                      145,000,000
                                                          ---------------

                                                          $  255,000,000
                                                          ===============


   The debt agreement has a variable interest rate and includes offshore and base rate pricing options. Certain interest rate swap agreements were in place at December 31, 1997 as required under the loan agreement. The borrowers also pay a commitment fee on unused credit facilities which starts at .375% and decreases with a decline in the leverage ratio. The borrowers' effective interest rate at December 31, 1997 was 7.9795%. The interest rate also decreases with a decline in the leverage ratio.

   Among other provisions, the loan agreement limits or restricts future liens on Partnership assets, asset dispositions, leasing activity, merger activity, loans and investments, future indebtedness, contingent obligations and Partner withdrawals. In addition, the Partnership, the LLC Partners and the related limited partnership of Kelly Television Co. (KTC), must maintain certain financial ratios including maximum leverage, interest coverage and fixed charge coverage ratios.

   The Partnership has also guaranteed other bank debt incurred by a limited partner in connection with the purchase of an unrelated partnership interest. The debt totaled $10,140,000 at December 31, 1997.

                                       13
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KELLY BROADCASTING CO. (A LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

   FINANCIAL INSTRUMENTS

   The related LLC's have entered into interest rate swap agreements with two financial institutions as of December 31, 1997 in notional amounts totaling $127,500,000. The agreements were entered into for the purpose of managing fluctuations in interest rates on the variable rate debt described above.
   The terms of the swap agreements extend through 2005. The fair value of these agreements, based upon estimated current settlement costs, totaled ($1,594,000) at December 31, 1997. Exposure to credit loss could occur when the fair value of the agreements is a net receivable. The Partnership is a guarantor of the LLC's obligations under these agreements. The financial institutions are well capitalized and management considers the risk of credit loss to be minimal.

   LEASES AND TIME BROKERAGE AGREEMENT

   The Partnership leases certain facilities under noncancelable operating leases. In addition, as discussed at Note 4, the Partnership has entered into a Time Brokerage Agreement with another television station. Future minimum payments by year under these leases and the Time Brokerage Agreement (assuming a five year renewal option is exercised) are as follows:


                                                                        Time
          Year ending                                 Operating       Brokerage
          December 31,                                 Leases           Fees

              1998                               $     191,259   $   1,020,000
              1999                                     164,654       1,260,000
              2000                                     117,668         828,000
              2001                                      90,484         480,000
              2002                                      62,602         504,000
           Thereafter                                  539,464       1,080,000
                                                 --------------  --------------

                                                 $   1,166,131   $   5,172,000
                                                 ==============  =============



   Rental expense charged to operations in 1995, 1996 and 1997 totaled $148,246, $164,437 and $185,795, respectively. Time brokerage fees were $1,152,000, $1,152,000 and 1,020,000 in 1995, 1996 and 1997.

   CONTINGENCIES

   The Partnership is party to claims and lawsuits arising in the ordinary course of business. While the outcome of these matters is not presently determinable, in the opinion of management, they are not expected to have a material effect on the financial position or results of operations of the Partnership.

8. DEFERRED COMPENSATION AND PROFIT-SHARING PLAN

   All employees with a minimum of one year of service are eligible to participate in the Kelly Group Tax Deferred Investment Plan, a deferred compensation and profit-sharing plan. The Partnership, at its discretion, makes certain matching or other contributions to the Plan. Contributions charged to operations during 1995, 1996 and 1997 were $257,561, $270,513 and $324,984, respectively.

                                       14
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KELLY BROADCASTING CO. (A LIMITED PARTNERSHIP)

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

9. RELATED PARTY TRANSACTIONS

   In 1995, 1996 and 1997, KTC paid a management fee to the Partnership of $234,000, $144,000 and $144,000. Additionally, included in accounts receivable are amounts due from KTC and a related production company totaling $206,509 and $247,515 at December 31, 1996 and 1997, respectively.

   In 1995, the Partnership made contributions of investments in common stock of two public companies with a combined book value $387,488 and a cash contribution of $250,000 to the Kelly Foundation, a non-profit private foundation principally sponsored by the Partnership. Additionally, the Partnership made a contribution of $1,054,000 to the Kelly Foundation, during 1996. No contributions were made by the Partnership to the Kelly Foundation during 1997.

10. SUBSEQUENT EVENT (UNAUDITED)

   In August 1998 Kelly Broadcasting Co. entered into a merger agreement with Kelly Acquisition Corp., a wholly-owned subsidiary of Hearst-Argyle Television, Inc., whereby Kelly Acquisition Corp. agreed to purchase the equity interests of the Partnership for cash.

                                       15